Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 25, 2021, relating to the financial statements of Galileo Acquisition Corp., as amended, which is contained in this Registration Statement.  We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement

/s/ WithumSmith+Brown, PC

New York, New York
October 20, 2021